Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT

                    REGISTRANT: MEDITRUST OPERATING COMPANY
                            SUBSIDIARY CORPORATIONS

                            AS OF DECEMBER 31, 1998


                                                    State of
Name                                                Incorporation
-------------------------------------------------   ---------------
The Cobblestone Golf Companies, Inc.                Delaware
Cobblestone Enterprises of Arizona, Inc.            Arizona
Cobblestone Enterprises of California, Inc.         California
Cobblestone Enterprises of Virginia, Inc.           Virginia
Cobblestone Enterprises of Florida, Inc.            Florida
Texas Cobblestone Ventures, Inc.                    Texas
Cobblestone Beverage of Texas, Inc.                 Texas
Cobblestone Enterprises of Georgia, Inc.            Georgia
ELW Water, Inc.                                     Florida
Cobblestone Enterprises of North Carolina, Inc.     North Carolina
Club Ranch                                          Texas
The Liquor Club at Pecan Grove, Inc.                Texas
Lakeways Clubs, Inc.                                Texas
Club Stonebridge                                    Texas
Sweetwater Beverage, Inc.                           Texas
The La Quinta Company                               Delaware
La Quinta Inns, Inc.                                Delaware
MOC Holding Company                                 Delaware
Robert H. Grant Corporation                         California
MOC -- Arcadia, Inc.                                Delaware
MOC -- SAE, Inc.                                    California